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                                                                Exhibit 10(b)(i)

                                FIRST AMENDMENT

                                      TO

                     THE McDONALD'S PROFIT SHARING PROGRAM

     The McDonald's Profit Sharing Program (the "Program") as amended and restated effective January 1, 1997, is hereby amended effective September 1, 1999, except as otherwise specifically provided herein.

                                       I

     Section 1.2(a) up to the beginning of paragraph (1) is amended to read as follows:

               (a) for the purpose of receiving an allocation of Profit Sharing Contributions pursuant to Section 7.1 for a Plan Year, a Participant who is not an Employee of McG Restaurant Operations, Inc.; and

                                      II

     Section 1.2(b) up to the beginning of paragraph (1) is amended to read as follows:

               (b) for the purpose of being eligible to share in allocations of Company Stock released from a LESOP Suspense Account for a Plan Year, in accordance with Section 6.3(a) and of Additional LESOP Contributions for a Plan Year, a Participant who is a staff or an executive employee or a store manager and who is not an Employee of McG Restaurant Operations, Inc.; and

                                      III

     Section 1.22 shall be amended to read as follows:

               1.22 "Employee" means any person who is employed by the Company
                     --------
          or another Employer (as that entity is defined for the Profit Sharing Plan portion, the McDESOP portion or the LESOP portion of the Program or as defined for any designated types of contributions with respect to such contributions or to such portions of the Program with respect to which the term Employee is being used) including a person on an Authorized Leave of Absence. Such term does not include a consultant, an independent contractor or a Leased Employee. A consultant, an independent contractor or a Leased Employee shall not become an Employee because of being reclassified as an employee of McDonald's or another Employer by the Internal Revenue Service, except prospectively from the date on which such reclassification occurs.

                                      IV

     Section 1.23 shall be amended by adding the following at the flush left margin at the end thereof:

               Notwithstanding the foregoing, McG Restaurant Operations, Inc. shall be an Employer solely for the purpose of permitting its Employees who are Active Participants to make Participant Elected Contributions pursuant to Sections 4.3(a) and 5.1 of the Program and to receive LESOP Employer Matching Contributions as provided in
          Section 4.1(b), LESOP Employer Matching Allocations as provided in
          Section 7.3(a)(2) and Special Section 401(k) Contributions as provided in Section 4.3(b).

                                       V

     A new Section 1.31(b)(6) shall be added to Section 1.31(b) at the end thereof:

               (6) Each individual who became an Employee of McG Restaurant Operations, Inc., McDonald's Corporation or a Commonly Controlled Entity on July 30, 1999, as a result of the acquisition of Donatos, Inc. shall be credited under the Program on September 1, 1999, with their service with Donatos since January 1, 1998. An Employee shall receive Hours of Service credit for service with Donatos for periods after December 31, 1997 and before July 31, 1999. In determining the Hours of Service to be credited to employees who receive credit for Hours of Service as a result of the
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          acquisition of Donatos, the Plan Administrator shall rely on available information and, as necessary, shall make good faith estimates based upon available information and records.

                                      VI

     Section 1.33 shall be amended (i) to delete the word, "and" following
(a)(4) and (ii) to insert the phrase, "and (6) the S & P 500 Fund" after the phrase "(5) the Blended Stock Bond Fund,".

                                      VII

     Section 1.43(a) is hereby amended to read as follows:

               (a) "Participant Elected Matched Contributions," which means the portion of Participant Elected Contributions for a Plan Year with respect to which the Company pursuant to Section 4.3(a) makes Employer Matching Contributions or LESOP Employer Matching Contributions or with respect to which LESOP Employer Matching Allocations are made pursuant to Section 7.3(a)(2).

                                     VIII

     Section 4.3(a) shall be amended to add the following at the left flush margin after paragraph (3):

               Notwithstanding the foregoing provisions of Section 4.3(a), all Participants who are Employees of McG Restaurant Operations, Inc. shall be permitted to make Participant Elected Matched Contributions in the amount provided in paragraph (3).

                                      IX

     Section 7.3(a) is amended to read as follows:

               (a) LESOP Contributions. Any shares of Company Stock purchased
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          with the proceeds of a loan (or Company Stock into which such shares have been converted) designated by the Board of Directors to be repaid by Compensation Based LESOP Contributions (or a loan refinanced by such loan) and released from the LESOP Suspense Accounts maintained with respect to such loan, any income from such LESOP Suspense Accounts maintained with respect to such loan, any income from such LESOP Suspense Accounts released pursuant to Section 6.2 and 6.3, and any Forfeitures from LESOP Accounts for the Plan Year shall be allocated to each Active Participant's LESOP Account or Employer Matching Contribution Account, as follows:

                        (1) as of each Valuation Date, in an amount, if any,
                   with respect to each loan equal to the amount of dividends paid with respect to Company Stock (or Company Stock into which such shares have been converted) which was purchased with the proceeds of such a loan (or a loan refinanced by such loan) and which has been allocated to the Participant's Accounts (other than his Employer Matching Contribution Account), which dividends, since the immediately preceding Valuation Date, were credited to the Participants' Accounts and immediately transferred to the LESOP Suspense Account pursuant to Section 10.13(b) to be used to make payments on the loan;

                       (2) as of each Valuation Date occurring on or after
                   November 1, 1998, an amount equal to fifty percent (or such greater amount as the Board of Directors shall determine) of each Active Participant's Participant Elected Matched Contributions since the immediately preceding Valuation Date, as released from the LESOP Contribution Suspense Account pursuant to Section 6.3(c) and as contributed by the Employers pursuant to Section 4.1(b) which shall be credited to such Participant's Employer Matching Contribution Account; and

                       (3) as of the last Valuation Date of each Plan Year, in
                   an amount equal to the number of shares of Company Stock released from the LESOP Contribution Suspense Account in accordance with Section 6.3(a) (reduced by the amounts released pursuant to Sections 6.3(b) and (c) and allocated pursuant to Sections 7.3(a)(1) and (2)) multiplied by a fraction the numerator of which is the Considered Compensation of the Active Participant and the denominator of which is the total of all Considered Compensation of all Active Participants which shall be allocated to such Participant's LESOP Account.
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                                       X

     Section 10.6(a) is hereby amended (i) to delete the word, "and", at the end of paragraph (4) and (ii) to replace the period, ".", at the end of paragraph
(5) with, "and."

                                      XI

     A new paragraph (6) shall be added to Section 10.6(a) at the end thereof to read as follows:

          (6) The S & P 500 Fund invested in the stocks, futures contracts,
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          options, warrants, options on futures contracts, convertible securities swap agreements, stock index futures contracts, repurchase agreements and similar investments and which seeks to replicate the return of the 500 stocks which comprise the Standard & Poor's 500 Composite Stock Price Index from time to time including to the extent determined by the fund manager in securities of McDonald's Corporation or its Domestic Affiliates. The fund may also engage in securities lending.

                                      XII

     The last paragraph of 10.6(a) shall be amended to replace the phrase, "and the Blended Stock Bond Fund," with the phrase, ",the Blended Stock Bond Fund and the S & P 500 Fund".

                                     XIII

     The third paragraph of Section 10.8 shall be amended to add the phrase, "the S & P 500 Fund" after the phrase, "the Blended Stock Bond Fund".

                                      XIV

     The last paragraph of Section 10.8 shall be amended to replace the phrase, "10 percent (10%)" with the phrase, "5 percent (5%)"

                                       XV

     Effective as of the date that the administrative procedures and systems are in place to permit its implementation, Section 10.10(a) shall be replaced by the following:

              (a)   Age Diversification of LESOP Account Balances. Commencing
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          with the first day of the month after a Participant attains the age of
          50 and at the same times and subject to the same administrative requirements as apply to Investment Elections under Section 10.8, each such Participant shall be permitted to elect to diversify up to 100 percent of his LESOP Accounts ("LESOP Diversification Election").
          LESOP Diversification Elections may also be made by the Beneficiary of a deceased Participant who would have attained the age of 50 if he were alive and by a Participant who has had a Termination of Employment regardless of his age.

                                      XVI

     A new paragraph (e) shall be added to Section 10.10 at the end thereof:

              (e)   Required Diversification. If not already permitted pursuant
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          to the foregoing provisions of this Section 10.10, each Participant who has had at least 10 years of service under the Program and has attained age 55 shall be permitted to elect to diversify any Accounts to which Company Stock has been allocated pursuant to Section 6.3 of the Program at the times and to the extent provided in Section 401(a)(28) of the Internal Revenue Code.

                                     XVII

     A new Section 13.18 shall be added to the Program to read as follows:

              13.18 Year 2000 Program. Although the Company and the Committee
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          have made all reasonable good faith efforts to assure that Year 2000
          Problems do not interfere with the normal operations of the Program, it is appropriate to adopt a provision which would permit the temporary suspension of normal Program operations if unexpected Year 2000 Problems should occur. Notwithstanding any other provision of the Program to the contrary, the Company or the
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          Committee may take such actions it deems necessary or appropriate in the event any Year 2000 Problem arises which affects the administration of the Program (whether involving Systems in the use of the Company or of other parties). If, due to a Year 2000 Problem, Program administration is delayed beyond the times otherwise permitted or required by the Program, the Program shall be deemed to permit such delay until such time as is administratively practicable after the Year 2000 Problem no longer adversely affects, impedes or delays compliance with such provisions, including but not limited to the implementation of Participant elections, the crediting of contributions and earnings to Participants' Accounts, the making of distributions to Participants, and any and all other actions dependent upon the proper operation of Systems in a manner unaffected by the Year 2000 Problem. For purposes hereof, "Year 2000 Problem" shall have the broadest meaning necessary to effectuate the purposes of this provision, but shall generally mean: (a) the inability of any computer system, chip, hardware or software (the "Systems") to record, store, process, sort, sequence, and present calendar dates following December 31, 1999, with the same accuracy and functionality as such calendar dates on or before December 31, 1999; (b) the loss by such Systems of functionality or a degradation in performance of any such Systems as a result of such Systems operating at a date later than December 31, 1999; (c) the failure of any such Systems to accurately and automatically process all leap year calendar dates, including February 29, 2000; (d) the failure of any such Systems to interface with other computer systems, hardware, and software in a manner that will be fully interoperable with such other computer systems, hardware, and software on or after December 31, 1999 and (e) the inability to complete software revisions affecting Program administration because available resources are committed to fixing and testing systems for a Year 2000 Problem.

                                     XVIII

     Except as amended herein, the Program shall remain in full force and effect.


     Executed in multiple originals this 1st day of September, 1999.

                    McDONALD'S CORPORATION


                    By:  /s/ Michael L. Conley
                        ----------------------

                                      Its: Chief Financial Officer and Executive
                                           Vice President